Amended and Restated
Institutional Account Agreement

Execution Copy

Date		Account Number(s)
	6-7-13	102-44470

Account Title	Global Indemnity Group, Inc.

This Amended and Restated Institutional Account Agreement (together with any annexes or supplements hereto, this “Agreement”), dated as of June 7, 2013, is by and among Global Indemnity Group, Inc., a Corporation organized under the laws of the State of Delaware (“you” or, as the context requires, “your”), and J.P. Morgan Clearing Corp. (“JPMCC”), J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., J.P. Morgan Securities plc, J.P. Morgan Securities (Asia Pacific) Limited, J.P. Morgan Securities Asia Private Limited, J.P. Morgan Securities Australia Limited, J.P. Morgan Securities Japan Co., Ltd., J.P. Morgan Prime Nominees Limited, J.P. Morgan Markets Limited and any other Affiliate thereof notified to you from time to time (JPMCC and such Affiliates, individually and collectively as the context requires, a “JP Morgan Entity,” “JP Morgan,” “us,” “our” or “we”). You and we hereby agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

“Activity” means all transactions (including Clearing Transactions), confirmations, agreements (including this Agreement and Governing Agreements), loans and other extensions of credit, promises of performance, open contractual commitments and guaranties between or among one or more JP Morgan Entities and you, whenever arising.

“Activity Reports” mean written reports of Activities transacted in or for any of your clearance accounts maintained by JP Morgan, including trades or other transactions reported to JP Morgan for clearance or booking, trades executed by a JP Morgan Entity and journal entries processed by JP Morgan.

An “Act of Insolvency” shall occur with respect to you upon the occurrence of any of the following events: (a) you are dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) you become insolvent or are unable to pay your debts or fail, or admit in writing your inability, generally to pay your debts as they become due; (c) you make a general assignment, arrangement or composition with or for the benefit of your creditors; (d) you institute or have instituted against you a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for your winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against you, such proceeding or petition (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for your winding-up or liquidation or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (e) you have a resolution passed for your winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (f) you seek or become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for you or for all or substantially all your assets; (g) a secured party takes possession of all or substantially all your assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all your assets and such secured party maintains possession, or any such process is not

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dismissed, discharged, stayed or restrained; (h) you cause or are subject to any event with respect to you which under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) through (g); or (i) you take any action in furtherance of, or indicating your consent to, approval of, or acquiescence in, any of the foregoing acts.

“Affiliate” (when used with respect to a JP Morgan Entity) shall include each trust, limited liability company, corporation, partnership and any other entity that is owned directly or indirectly by one or more of the JP Morgan Entities listed on the signature page hereof, or which is controlled by or under common control with any such JP Morgan Entity, whether such entity exists as of the date hereof or is hereafter created or acquired.

“Applicable Laws” means all US (federal and state) and, where applicable, non-US, laws, rules and regulations, and the applicable provisions of the constitution or rules of the exchange, market, clearing system or Depository where any of your Activities are executed, cleared or settled and of governing regulatory and self regulatory organizations, as the same may apply to any Activity, in each case as in effect from time to time, including, ERISA, the prohibited transaction provisions of the Internal Revenue Code, and the regulations of the U.S. Department of Labor.

“Authorized Person” is defined in Section 10A hereof.

“Authorized User” is defined in Section 24C hereof.

“Bulk Input Instructions” means instructions in respect of your Activities in the form of bulk input computer data delivered to JP Morgan by messenger or transmitted to JP Morgan via such transmission mechanism as the parties shall agree upon from time to time.

“Clearing Obligation” means each and every obligation of any JP Morgan Entity to you and of you to any JP Morgan Entity in connection with any Clearing Transaction, or its acceleration, cancellation, termination or liquidation, whenever arising and whether fixed, liquidated, un-liquidated, matured, unmatured or contingent

“Clearing Transactions” means all actions, agreements, promises of performance and transactions relating to the execution, clearance, settlement of transactions in or the maintenance of accounts for the purpose of carrying, custodying or financing positions in, securities, loans (including whole mortgage loans and bank debt), currencies, commodities or derivatives, in each case, for you by any JP Morgan Entity and all transactions in which any JP Morgan Entity provides clearing, fixed income clearing, custody or settlement services to or for you (including as prime broker in connection with prime broker transactions or fixed income clearing transactions, or in connection with any give-up, free delivery or unsettled transaction, or when acting as a clearance and/or settlement agent in any clearing system, market, or exchange, domestic or international) or transactions in, or the custody of, cash made in connection with, or in contemplation of, any of the foregoing.

“Code” means the United States Bankruptcy Code as in effect from time to time.

“Costs” is defined in Section 14B hereof.

“Content” means any research reports or materials, market data (including any valuations of securities or other investments), news, documents and other information, reports, analytics, calculators, or data whether provided through Electronic Tools or otherwise.

“Court” is defined in Section 20B hereof.

“Default” is defined in Section 6 hereof.

“Default Costs” is defined in Section 7 hereof.

“Depository” means a clearing organization; settlement or netting system customarily used to clear or net transactions; book entry system participant or entity that JP Morgan employs based upon customary

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market practice, such as the Federal Reserve Bank or any participant in the Federal Reserve book-entry system, The Depository Trust & Clearing Corporation, Euroclear, Clearstream, Sicovam, the Mortgage- Backed Securities Division or the Government Securities Division of the Fixed Income Clearing Corporation and any other similar organization.

“Electronic Tool” means any software, system, electronic functionality or service, including interactive devices, internet capability, functionality, site or service hardware, device or communications facility.

“Electronic and/or Extra Services” is defined in Section 24A hereof.

“English Law Master Agreement” means any Governing Agreement between you and a JP Morgan Entity that contains close-out and netting provisions, is governed by English law and is entitled to the benefits of a netting opinion.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excluded Assets” means (a) your account numbered 113-40705-13 maintained for you in your name by JPMorgan Chase Bank, N.A., any sub-account(s) thereof and any replacement or successor accounts) thereto; (b) all property now or hereafter credited to or held in such account(s) and (c) all Proceeds of or distributions on any of the foregoing.

“Extraordinary Event” is defined in Section 27F hereof.

“FDICIA” means the Federal Deposit Insurance Corporation Improvement Act of 1991. The following terms used in this Agreement shall have the same meanings herein as set forth in Title IV of FDICIA: “netting contract,” “covered contractual payment entitlement” and “covered contractual payment obligation.”

“FINRA” means the Financial Industry Regulatory Authority.

“Governing Agreement” means any agreement, excluding this Agreement, between you and one or more JP Morgan Entities with respect to a particular Activity or any Electronic and/or Extra Service that is executed before, on, or after the date of this Agreement.

“Guarantor” means a party who has guaranteed any of your Obligations.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment Advisor” is defined in Section 10B hereof.

“JP Morgan Persons” is defined in Section 24G hereof,

“Margin” is defined in Section 3A hereof.

“Master Repurchase Agreement” means any master repurchase agreement executed between you and a JP Morgan Entity.

“NYSE” means the New York Stock Exchange, L.L.C.

“NYUCC” means the Uniform Commercial Code as adopted in the State of New York as in effect from time to time. The following terms used in this Agreement shall have the same meanings herein as set forth in the NYUCC: “Commodity Account,” “Commodity Contract,” “Commodity Intermediary,” “Entitlement Order,” “Financial Asset,” “Instrument,” “Investment Property,” “Proceeds,” “Securities,” “Securities Account,” “Security Entitlement,” and “Securities Intermediary.”

“Obligation” means, (a) as the context requires each of your obligations or liabilities to a JP Morgan Entity and of a JP Morgan Entity to you, including (i) a requirement to make a margin payment or settlement payment or to maintain Margin; (ii) any Clearing Obligation; (iii) any requirement hereunder or with respect to an Activity; and (iv) any “debt” as defined in the Code; and (b) any

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obligation or requirement you have to liquidate or otherwise reduce a position, account or Activity, or to pay or perform under a guarantee or indemnity; in each case, whether or not payment or performance is due, including with respect to its acceleration, cancellation, termination or liquidation, whenever arising and whether fixed, matured, unmatured, liquidated, unliquidated or contingent.

“Prime Rate” means the highest prime rate of U.S. money center commercial banks as published in the Wall Street Journal.

“provisional remedy” is defined in Section 21B hereof.

“Remote Clearance Instructions” means instructions in respect of your Activities that are input via a remote terminal that is located on your premises and received by JP Morgan via an electronic link (directly or indirectly through J.P. Morgan Clearing Corp.).

“Relevant Counterparties” means, in respect of a Clearing Transaction, or a trade giving rise to a Clearing Transaction, the broker or dealer who executed such trade or transaction, the purchaser, seller, lender or borrower, as applicable, with whom such trade was conducted, any broker or dealer clearing for any of the foregoing, and any Depository involved in such trade or transaction.

“Service Fees” is defined in Section 8 hereof.

“Short Sale Charges” is defined in Section 8 hereof.

“Source” is defined in Section 24A hereof.

“Trading System” means any device, software, network or system used by or for you or with which you communicate for the purpose of entering, facilitating or routing orders or trading.

“UCC” is defined in Section 4B(m) hereof.

“Used” is defined in Section 17 hereof.

“User Code” means any digital certificate, identifier, user name or password that may be required to access or use or communicate with or through some or all Trading Systems or Electronic Tools.

2. GENERAL OBLIGATIONS. You shall pay and perform all of your Obligations in accordance with their terms, including in connection with any acceleration thereof. The parties shall conduct all Activities in accordance with Applicable Laws.

3. SECURITY INTEREST AND LIEN.

A. Grant of Security Interest. You grant to each JP Morgan Entity a continuing security interest in and lien upon and assign to each JP Morgan Entity all of your rights, title and interests to: (a) any account maintained for you by or with any JP Morgan Entity; (b) all property now or hereafter credited to or held in any such account or otherwise held, or carried by or through, or subject to the control of any JP Morgan Entity or agent thereof, including all margin, Securities, Securities Accounts, monies, Commodity Contracts, Commodity Accounts and Investment Property (including all Financial Assets and Instruments) whether fully paid or otherwise; (c) all rights you have in any Obligation of any JP Morgan Entity, all rights you have in or to any Activity, and all rights you have in any unsettled transactions; and (d) all Proceeds of or distributions on any of the foregoing (collectively, clauses (a) through (d), other than the Excluded Assets, “Margin”), as security and margin for the payment and performance of each of your Obligations to each JP Morgan Entity; provided, however, that with respect to any English Law Master Agreement, JP Morgan’s security interest shall be subject to any netting, offset and recoupment rights under the English Law Master Agreement. The description of any property that is Margin contained in any Activity is incorporated into this Agreement as if fully set forth herein and constitutes Margin hereunder. Each item of property, including Investment Property, a Security, a general intangible, contract rights, an Instrument and cash, held in or credited to any Securities Account at a Securities Intermediary shall be treated as a Financial Asset.

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B. Margin for All Your Obligations. Notwithstanding any provision to the contrary contained in any Governing Agreement, all Margin pledged by you to a JP Morgan Entity, whether under this Agreement, any Governing Agreement or any Activity, shall be and shall constitute, to the fullest extent of any rights you have in such assets, Margin pledged by you under and in connection with this Agreement, each Governing Agreement and each Activity, to margin and secure your Obligations under this Agreement, each Governing Agreement and each Activity, and each Governing Agreement and each Activity, whenever entered into, shall be deemed amended accordingly. Each JP Morgan Entity shall, without your further consent, comply with any orders or instructions of each other JP Morgan Entity with respect to Margin, including (a) any Entitlement Orders or other instructions, including to transfer to a JP Morgan Entity or other person or to redeem any Margin, and (b) if the JP Morgan Entity is a Commodity Intermediary, any instructions to such JP Morgan Entity to apply any value distributed on account of a Commodity Contract as directed by each other JP Morgan Entity. All Margin is held as Margin by each JP Morgan Entity both for itself as a secured party and as agent and bailee of each other JP Morgan Entity, and each JP Morgan Entity acknowledges that it is so acting and that it is on notice of the security interest you have granted to each other JP Morgan Entity.

C. Certain Rights with Respect to Margin. Each JP Morgan Entity is authorized, at any time and without notice to you, to use, credit, apply or transfer Margin within such JP Morgan Entity and/or to any other JP Morgan Entity to which you have an Obligation (including under a Master Repurchase Agreement, in which event such transferred Margin shall become Additional Purchased Securities or Margin Securities, as the case may be, as defined in the applicable Master Repurchase Agreement). Each JP Morgan Entity has the right to not comply with (a) any Entitlement Order or other instruction originated by you or a third party that would require a JP Morgan Entity to make a delivery of Margin to you or any other person and (b) any instruction from you to apply any value on account of any Commodity Contract (whether such value is distributable or not), in each case to the extent that delivery of such Margin contradicts an instruction received from a JP Morgan Entity or would result in any of your Activities or Obligations being collateralized in an amount less than the amount required by Applicable Laws, any applicable Governing Agreement or this Agreement. You agree that the actions of a JP Morgan Entity in not complying with your instructions as allowed in this Section 3C does not violate any duties a JP Morgan Entity may have as a Securities Intermediary or Commodity Intermediary.

D. Covenants in Respect of Margin; Power of Attorney. You covenant that with respect to Margin and the delivery of Margin, you will take such reasonable action as is reasonably necessary to cooperate with JP Morgan to perfect or preserve its first priority security interest, legal or equitable charge or other mortgage or assignment in the Margin. You irrevocably appoint each JP Morgan Entity to be your attorney-in-fact and your agent (with full powers of substitution and delegation) to: (a) act in your name and on your behalf and as your act and deed or otherwise under a power coupled with an interest to do any act whatsoever required to be done under this Agreement as fully as you may do personally, including actions required to execute, sign, seal, deliver, lodge and file any documents which such JP Morgan Entity may require for perfecting or preserving its first priority security interest, legal or equitable charge or other mortgage or assignment in the Margin, including financing statements or register notations and (b) do all such acts and things as may be required for the full exercise of the powers conferred, including upon the occurrence of a Default, executing and filing such documents as are appropriate to effect any sale, lease, liquidation, disposition, realization, receipt of such Margin, vesting the Margin in the JP Morgan Entity or the enforcement of any of the JP Morgan Entity’s rights hereunder. You covenant that on request, you will ratify and confirm any deed, document, act and thing and all transactions that any such attorney-in-fact or agent may do which falls under the scope of the foregoing power of attorney.

E. Release of Excess Margin. JP Morgan shall comply with your written request to release Margin to you or to a third party, to the extent that after giving effect to such release, (i) you are in compliance with all of your Activities and agreements with JP Morgan and (ii) after such release, all of

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your Activities and Obligations will be collateralized in an amount not less than the amount required by Applicable Laws any applicable Governing Agreement and this Agreement Margin available for release shall be reduced by the amount of any outstanding margin calls under any Activity.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS.

A. Representations and Covenants of Each Party.

Each party represents and warrants that:

(a) it is authorized to enter into this Agreement and each Activity and to perform its respective Obligations;

(b) the Agreement is legal, valid, binding and enforceable against it, except as enforceability may be limited by bankruptcy, moratorium on payment of debt or other laws affecting the rights of creditors generally; and

(c) the person who is executing this Agreement on its behalf is duly authorized to sign this Agreement in its name.

Each party covenants that at the time it enters into any Activity, it will be authorized to enter into such Activity and to perform its respective Obligations thereunder.

B. Your Representations and Covenants.

You represent, warrant and covenant that;

(a) you will engage in all Activities as principal, and accordingly, you will determine the appropriateness for you of such Activities and address any legal, tax or accounting considerations applicable to you;

(b) your transactions with JP Morgan are conducted with your own money and assets (other than your use of funds borrowed from JP Morgan) and for your own account;

(c) you are and will be: (i) knowledgeable of and experienced in the risks of entering into the Activities in which you engage; (ii) capable of evaluating the merits and risks of such Activities; (iii) able to bear the economic risks of such Activities, and (iv) solely responsible for monitoring compliance with your own internal restrictions and procedures governing investments, trading limits and manner of authorizing investments, and Laws and regulations affecting your power, authority or ability to trade, invest or engage in Activities;

(d) [Reserved]

(e) unless JP Morgan has expressly agreed otherwise in a written agreement under which JP Morgan receives compensation specifically identified as consideration for acting in such capacity or providing such advice, (i) JP Morgan is not your fiduciary or adviser; (ii) no advice furnished by JP Morgan shall form a primary basis for any of your decisions; (iii) no amounts paid by you to JP Morgan shall be attributable to any advice provided by JP Morgan; and (iv) you will not rely on JP Morgan taking any action with respect to any account, position or Activity, including advising you of any rights you may have or of the expiration of any periods for taking any action on any matter;

(f) before depositing in any of your accounts, tendering as Margin or instructing JP Morgan to sell any securities that are (i) “restricted securities” or securities of an issuer of which you are an “affiliate” (as those terms are defined in Rule 144 under the Securities Act of 1933); or (ii) securities that are to be sold in reliance on Rule 701 and/or Rule 145(d) under such Act; or (iii) securities of an issuer of which you and any third party, including the issuer or their underwriter, have entered into an agreement restricting the transferability of such securities, you will (w) advise JP Morgan of the status of such securities, (x) obtain clearance from JP Morgan with regard to the salability of such securities, (y) promptly furnish whatever information and documents (including opinions of legal counsel) that JP Morgan may reasonably request and (z) not sell, pledge, assign or transfer such securities, unless you first provide any such required or requested documents;

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(g) you will neither use the name of JP Morgan nor make any disclosure with respect to our relationship with you, except as required by Applicable Law, including in any disclosure document, solicitation, marketing or advertising material or any filing or news release, without our prior written consent provided, however, that you may, use the name of the JP Morgan Entity that is acting as your prime broker in your disclosure document, solicitation, marketing or advertising materials or in any other document if your only use of such JP Morgan Entity’s name is to reference that it is acting as your prime broker;

(h) unless you advise us to the contrary in writing, at all times, none of your assets constitute, directly or indirectly, plan assets subject to the fiduciary responsibility and prohibited transaction sections of ERISA, the prohibited transaction provisions of the Internal Revenue Code or any federal, state, local or non-U.S. law that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code;

(i) you will notify JP Morgan in writing prior to any of your assets becoming subject to the fiduciary responsibility and prohibited transaction sections of ERISA, the prohibited transaction provisions of the Internal Revenue Code or any federal, state, local or non-U.S. law that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code and, upon JP Morgan’s request, you will immediately terminate any or all Activities prior to your assets becoming subject to such laws;

(j) you have the right to pledge and assign to JP Morgan all Margin pledged and assigned hereunder;

(k) the Margin is and at all times will be free and clear of any liens, claims and encumbrances, except in favor of a JP Morgan Entity, and you will not take any action that would impair a JP Morgan Entity’s first priority, perfected security interest in the Margin;

(l) you will cause the Margin to be subject at all times to a first priority perfected security interest in favor of JP Morgan enforceable in accordance with terms hereof, including if required by Applicable Laws or requested by JP Morgan, promptly noting in your register of mortgages and charges or similar register, the security interest created by this Agreement over your property; and

(m) upon your delivery of Margin, the filing of any financing statements required by the Uniform Commercial Code as in effect in the applicable jurisdictions (“UCC”) and such other filings, registrations, licenses, recordings or consents which have been made or obtained, this Agreement will create, as security for your Obligations, a valid and perfected, first priority security interest in all Margin pledged by you to secure any and all Obligations and no further filings, registrations, licenses, recordings or consents of or with any governmental body, agency or official are necessary to create, preserve or perfect such first priority security interest in all such Margin.

C. Deemed Repeated.

You will be deemed to have repeated each representation, warranty and covenant contained in Section 4B at the time of entering into each Activity and on each day on which an Obligation is in existence and at the time of any transfer to or from you of Margin.

5. EXTENSIONS OF CREDIT; MARGIN.

A. Extensions of Credit. We may from time to time lend you funds or securities or otherwise extend you credit. Unless otherwise expressly agreed in writing, debit balances, other extensions of credit and loans are repayable upon demand in accordance with Section 5D.

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B. JP Morgan’s Margin Requirements. Upon receipt of notice from JP Morgan, which may be given orally, you shall transfer in accordance with Section 5D to JP Morgan such Margin or additional Margin as JP Morgan may require in connection with any Activity, in each case subject to the time requirements by which demands for Margin must be satisfied, and the amount of Margin required under, any Governing Agreement, a confirmation of such Activity or relevant supplement.

C. Value and Amount of Margin. The market value of Margin shall be determined by JP Morgan for purposes of determining whether or not Margin is required in connection with an Activity. Notwithstanding any provision to the contrary contained in this Agreement or any Governing Agreement, you shall be required to maintain Margin hereunder and with respect to each Governing Agreement and Activity in an amount not less than the amount required by Applicable Laws. Unless otherwise agreed in writing to the contrary, JP Morgan may decline to accept any property as Margin or to ascribe value to any unsettled or open position in your account. Unless otherwise agreed in writing, compliance with requirements for Margin for each Activity may be determined by JP Morgan without regard to any other Activity, notwithstanding industry custom or past practices, and notwithstanding that all Margin is pledged as security for all of your Obligations.

D. Transfer Timing. Unless otherwise agreed to in writing to the contrary and subject to the provisions of any Governing Agreement, you shall comply with any request by a JP Morgan Entity for (A) the repayment of a loan or extension of credit or (B) the provision of Margin or other deposit or collateral by no later than (I) the close of business on any business day on which you have received such request, if you have received such request by 11:00 a.m. on such business day, or (II) 10:00 a.m. on the business day occurring after the business day you have received such request, if you have received such request after 11:00 a.m.

6. DEFAULT. Each of the matters provided for in clauses (a) through (f) below shall constitute and be referred to as a “Default”: (a) an Act of insolvency occurs in respect of you; (b) you breach, repudiate or default (however denominated) under or in connection with any Obligation, this Agreement, any Governing Agreement or Activity, provided, that in respect of a default of an Activity governed by a Governing Agreement, the applicable JP Morgan Entity has declared you in default (however denominated) under the relevant Governing Agreement or Activity, taking into account cure periods or notice requirements, if any, that may apply under such Governing Agreement or Activity, or you fail, or make an oral or written statement that you are or will be unable, to meet a margin call or other demand for Margin when due; (c) [Reserved]; (d) any of your representations or warranties made in connection with any Obligation, this Agreement, any Governing Agreement or Activity shall have been untrue in any material respect, either when made or when deemed repeated; (e) a Guarantor fails to perform under its guarantee, or an event that would be a Default if it occurred with respect to you occurs (i) with respect to a Guarantor, or (ii) if you are a partnership or other similar entity (including a limited partnership), with respect to your general partner; or (f) if, after a request (which may be given orally) by JP Morgan for adequate assurances of future performance made as a result of a change, or reports of a change, in your circumstances that JP Morgan reasonably believes, in good faith, affects your ability to perform your Obligations or to conduct business in your ordinary course, you fail to provide JP Morgan with such adequate assurances within 72 hours of such request.

7. REMEDIES. If a Default occurs, then, without notice and notwithstanding any notice, termination or cure provisions of any applicable Governing Agreement or Activity, each and any JP Morgan Entity, at its option, may:

(a) determine you to be in default (however denominated) of any or all Activities with any or all JP Morgan Entities;

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(b) in whole or in part, accelerate, cancel, terminate, liquidate or otherwise close out this Agreement, any Governing Agreement or Activity with you in accordance with the terms of this Agreement or such Governing Agreement or Activity;

(c) retain any Margin, set-off, net, and/or recoup a JP Morgan Entity’s Obligations to you against any of your Obligations to any JP Morgan Entity, and your Obligations to a JP Morgan Entity shall be deemed performed and discharged to the extent any JP Morgan Entity has effected a valid and unavoidable set-off, netting or recoupment, and you expressly waive any requirement of mutuality to allow one JP Morgan Entity to set off, net or recoup any Obligation owed by you to a JP Morgan Entity against any Obligation of a different JP Morgan Entity to you (and you agree that the JP Morgan Entities may reconcile any such set off, netting or recoupment as they determine);

(d) calculate any Obligation due to you by first deducting any Obligation that you owe to any JP Morgan Entity before determining the final amount of any such Obligation;

(e) foreclose, collect, sell or otherwise liquidate any or all Margin a JP Morgan Entity selects, in any order and at any time, and apply the Proceeds thereof to satisfy any of your Obligations to it or any other JP Morgan Entity;

(f) buy any and all property that may have been sold short;

(g) in each JP Morgan Entity’s discretion, convert at your expense any Obligation from one currency into another currency at such rates as JP Morgan shall determine; and

(h) take any other action permitted by law or in equity or by any Activity to protect, preserve or enforce JP Morgan’s rights or to reduce any risk to JP Morgan of loss or delay, including entering into hedging transactions for your account and risk.

You agree that JP Morgan has no obligation to liquidate any Margin in any particular manner. At any sale of Margin or other sale or purchase permitted hereunder or otherwise, each JP Morgan Entity may sell or purchase to or from itself or third parties; and the parties acknowledge and agree that the Securities subject to such sale or purchase are traded in a recognized market. You shall be liable to the extent permitted by law for interest on any amount not paid when due for the period from the due date thereof to the date of payment at a rate equal to the higher of (i) the Prime Rate in effect from time to time and (ii) the highest rate applicable to any defaulted Activity, plus in either case two percentage points. You shall be liable to and shall pay such JP Morgan Entity for: (x) the amount of all reasonable legal or other expenses incurred by such JP Morgan Entity in connection with or as a result of a Default, (y) damages in an amount equal to the loss or cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions, including for your account and risk, in connection with or as a result of a Default, and (z) any other loss, damage, cost or expense arising or resulting from the occurrence of a Default in respect of any Activity (collectively, (x), (y) and (z), “Default Costs”). Our rights and remedies hereunder are cumulative and are in addition to any other rights and remedies available at law or in equity. JP Morgan agrees that it will attempt to provide you notice, market conditions permitting, in respect of an Exercise of Remedies.

8. FEES AND CHARGES; ACCOUNT RELATED COSTS. JP Morgan may charge commissions and other fees in respect of Clearing Transactions, custody or any other services furnished to you (collectively, “Service Fees”), and you shall pay such Service Fees at JP Morgan’s then-prevailing rates unless otherwise agreed in writing. Unless otherwise agreed with you in writing, such Service Fees may be changed from time to time, upon prior written notice. With respect to any short sale transactions in securities that are or become hard-to-borrow, your account also may be charged an amount equal to the sum of (a) the costs and expenses incurred by JP Morgan and (b) a Service Fee in connection with the establishment and/or maintenance of your short positions in that security (together, “Short Sale Charges”). A security is or becomes hard-to-borrow when increased short selling in that security in the market causes an increase in demand to borrow the security, which in turn causes an increase in the cost

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and expense to JP Morgan in establishing and/or maintaining a short position in such security for your account. Short Sale Charges may be disclosed to you at the time a short position is established or may be imposed or increased from time to time in light of changing market conditions, with notice to you (which in certain instances may not be prior notice) and you agree to pay such Short Sale Charges at JP Morgan’s then-prevailing rates. JP Morgan reserves the right to impose minimum Service Fees on inactive accounts. Out-of-pocket expenses incurred by JP Morgan in the performance of its services hereunder and all other charges and disbursements incurred or made by JP Morgan in connection with your Activities shall be paid by you. You will pay any applicable value added tax and such other taxes, duties and fees as are applicable to Activities entered into by you. If you are required by law to make any deduction or withholding from any payment due under any Activity or hereunder, you shall pay to us simultaneously with making such payment an additional amount as may be necessary in order for the total amount received by us after all deductions and withholdings to be equal to the amount which we would have received had no deduction or withholding been made. Any and all taxes, including any interest and penalties with respect thereto, which may be levied or assessed under present or future laws upon or in respect to your accounts, Activities or upon or in respect of income thereof shall be paid by you provided however, that no such additional amounts shall be paid with respect to taxes imposed on or measured by JP Morgan’s net income. All such Service Fees, charges, expenses, disbursements and taxes as described above may be deducted by JP Morgan from your accounts.

9. ACTIVITY REPORTS; CONFIRMATIONS; ACCOUNT STATEMENTS; PRICING.

A. Conclusiveness of Activity Reports. Activity Reports and other confirmations of transactions that have been made available or provided to you by JP Morgan, electronically or otherwise, by 10:00 a.m. on the business day immediately following a trade date shall be conclusive if not objected to by 2:00 p.m. on that day. Activity Reports that have been made available to you after 10:00 a.m. on the business day immediately following a trade date shall be conclusive if not objected to within four hours thereafter. Information relating to such Activities that is contained in confirmations and account statements, to the extent not included in such Activity Reports, shall be conclusive if not objected to in writing within three days (in the case of confirmations) and ten days (in the case of account statements), after transmission to you by mail or otherwise.

B. Estimated Price or Indicative Valuation.

(a) In providing you with an estimated price or indicative valuation, JP Morgan is not undertaking to render investment advice, manage money or act as a fiduciary with respect to your accounts or any of your managed or fiduciary accounts. Providing you with an estimated price or indicative valuation at your request does not constitute a bid by JP Morgan for any security or derivatives transaction. We expressly disclaim any responsibility for (and you agree to hold us harmless for any loss in respect of) any use to which you put an estimated price or indicative valuation and, by accepting it, you hereby agree that you will not provide it (or any part thereof) to any third parties without our prior written consent In addition, the estimated price or indicative valuation should not be your primary basis for determining the value of any security or derivatives transaction or in making any investment decision. It should only be used by you in conjunction with information obtained from other sources, including other pricing estimates and indicative valuations. It should not serve as your primary basis, and you will not state in any marketing or sales material that it serves as your primary basis, for determining the official or estimated net asset value of a hedge fund, mutual fund or other collective investment vehicle;

(b) The estimated price or indicative valuation represents the good faith estimate of JP Morgan, at the time the estimated price or indicative valuation was determined, of the value of a security or derivatives transaction between estimated bid and offer levels (the spread between which may be significant), given a stable market and a reasonable time for marketing. A market for the securities and

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derivatives transactions for which you have received an estimated price or indicative valuation may not exist, and a sale in an adverse market, or a distressed or forced sale, could result in proceeds that are far less than the estimated price or indicative valuation provided;

(c) The estimated price or indicative valuation may be based on one or all of a number of factors or assumptions, including general interest rate and market conditions; macroeconomic and deal-specific credit fundamentals; valuations of securities or derivatives transactions which may be comparable in terms of rating, structure, maturity and/or covenant protection; cash flow projections (which are also based on assumptions about certain parameters that include, but are not limited to, default, prepayment, recovery and reinvestment rates); information JP Morgan believes to be reasonable and accurate but which may no longer be current (including, for example, collateral manager or trustee reports); and proprietary models used by JP Morgan which may change from time to time and vary from the assumptions and models used by other persons. In addition, it may be generated by a different, more automated and possibly less complex or current process than that used for, making margin calls in connection with repurchase, reverse repurchase or securities lending transactions, trading or other internal purposes of JP Morgan; and

(d) The estimated price or indicative valuation may not take into account position size, market volatility or other conditions, the risk of counterparty default or liquidity. It may differ significantly from prices at which securities or derivatives transactions could be or could have been purchased or sold in any market or to or from any person or the prices at which JP Morgan or any other person would be willing to enter into, terminate, unwind or assign the relevant derivatives transactions. It has not been confirmed by actual trades and may vary from the value JP Morgan or any another person assigns to such security or derivatives transaction while in its inventory, in your account or in connection with repurchase and reverse repurchase or securities lending transactions. The disclaimers contained in this Section 9B are in addition to those contained in any JP Morgan Access Agreement, Customer Agreement, Account Agreement or other similar agreement and/or Electronic Services Agreement to which you are a party.

10. AUTHORIZED PERSONS; INSTRUCTIONS.

A. JP Morgan is Authorized to Act on Instructions. JP Morgan is authorized to act upon any instructions, oral or written or delivered electronically or by facsimile, central processing unit connection, on-line terminal, magnetic tape, Remote Clearance Instructions or Bulk Input Instructions, reasonably believed by JP Morgan to have been given by a person (including officers, directors, employees or Investment Advisors acting for you) whom JP Morgan reasonably believes has been authorized by you to give such instructions (each, an “Authorized Person”). JP Morgan shall not be liable for acting in accordance with any such instruction; JP Morgan has no duty to make any inquiry as to such Authorized Person’s actual authority. You are obligated to and will perform all your Obligations to, and Activities entered into with, JP Morgan based upon instructions from an Authorized Person.

B. Investment Advisor. In the event that you retain an investment advisor, manager or other agent (“Investment Advisor”) to act for you, you agree and acknowledge that (a) such Investment Advisor, and not JP Morgan, is responsible for making or recommending investments; (b) JP Morgan does not select, endorse or recommend any Investment Advisor; and (c) JP Morgan shall have no liability for acting in accordance with the instructions of such Investment Advisor.

C. Investment Restrictions. JP Morgan does not monitor or control whether investments selected by you or your Investment Advisor are consistent with or suitable to effect any investment program or strategy including any you may have agreed on with such Investment Advisor, any private placement memorandum or similar document, any statement to regulators, investors or lenders, or laws and regulations affecting your ability to trade and invest

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D. Statute of Frauds. The parties waive any and all defenses that any instruction for your account was not in writing as may be required by the statute of frauds or any similar law, rule or regulation.

11. CLEARING TRANSACTIONS.

A. Delivery of Trade Details; Risk; Settlement Payment. When JP Morgan engages in Clearing Transactions for you: (a) you will furnish trade details in accordance with JP Morgan’s requirements as to content, manner and timeliness of delivery, as may be established from time to time; (b) written instructions to you from JP Morgan shall include transmissions by or through facsimile transmission or delivered electronically (using the facsimile number or email address listed in our records), central processing unit connection, on-line terminal, magnetic tape, Remote Clearance Instructions and Bulk Input Instructions; (c) you shall bear all the risks and costs related to each Clearing Transaction, including non-performance by any Relevant Counterparty; (d) unless JP Morgan extends credit to you, no later than the time at which JP Morgan becomes obligated to a Relevant Counterparty, you will provide JP Morgan, and be responsible for, the settlement payment (including the necessary securities) to enable JP Morgan to process, clear and settle the delivery of the securities and cash related to such Clearing Transaction, and any cash or securities necessary to meet a demand for margin made by any Relevant Counterparty. If either you or any Relevant Counterparty fails for any reason to settle the transaction and/or return any free delivery within a reasonable period of time, as determined by JP Morgan, you will be solely liable to JP Morgan for any and all loss, expenses or fail costs in connection therewith. JP Morgan shall have no liability whatsoever to you in any such circumstance. Nothing contained herein shall be construed as imposing liability on any JP Morgan Entity as a principal party in connection with any Clearing Transaction in which it is acting as agent and you shall not, under any circumstance, represent to any third party broker or dealer or any other entity that any JP Morgan Entity acts as a guarantor of any such Clearing Transaction.

B. Ability to Complete Transactions. You will execute only bona-fide orders. If required for settlement, you will request a free delivery of cash or securities only when you have reasonable grounds to believe that the contra-party and the entity that executed your order have the financial capability to complete the contemplated transaction.

C. Clearing Procedures and Timing. JP Morgan will attempt to clear Clearing Transactions within a reasonable period as determined by the circumstances, and utilize the same procedures and standards it utilizes when clearing transactions on behalf of other customers.

12. SHORT AND LONG SALES

A. Short Sales. Where required by Applicable Laws, in placing a sell order in any equity security with, or reporting a sell order to, JP Morgan for a short account, you shall designate the order as “short.” Your reporting of a sell order as “short” shall constitute your representation that, if your order was executed by a broker other than JP Morgan, such executing broker or another registered broker dealer has obtained a “locate” (i.e., assurances that the relevant securities can be obtained and delivered to JP Morgan in time to enable JP Morgan to settle the trade on a standard settlement basis) and you will identity to JP Morgan the source of your “locate”. JP Morgan may in its discretion require you to obtain all “locates” from JP Morgan. JP Morgan may also determine not to accept your representation of having obtained a “locate” as the grounds required for reliance by it under Applicable Laws and may in its discretion borrow or buy, for your account and risk, the securities you have sold short.

B. Long Sales. Where required by Applicable Laws, in placing any sell order with, or reporting a sell order to, JP Morgan for a long account, you shall designate the order as such. No order may be designated as being for a “long” account unless (a) you own the relevant securities and such securities may be sold without restriction in the open market and (b) either such securities are in JP Morgan’s physical possession and control at the time you place the order or, upon your request,

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JP Morgan has determined that it may reasonably expect such securities to be in its physical possession or control in good deliverable form by settlement date. Your designation of an order as “long” shall constitute your representation that (a) and (b) are true and accurate statements.

C. Designation Discrepancies. Your executing broker may identify your sale as “short” or “long” in the trade information reported by it to JP Morgan, and JP Morgan will reconcile such information with the trade information reported to it by you. In order to enable JP Morgan and your executing broker to comply with their obligations under Applicable Laws, you acknowledge that JP Morgan may advise your executing broker of any discrepancies between the trade information provided by your executing broker and the trade information provided by you and JP Morgan shall report such discrepancies to your executing broker as soon as the technology to support such messages is developed. Further, if JP Morgan has not obtained a “locate” in respect of an order which either you or your executing broker has identified as “short,” and you have not identified to JP Morgan the source of the “locate” required for such order, JP Morgan may notify your executing broker of such facts.

D. Fails to Deliver. In the event (a) a “locate” was not obtained by your broker in connection with a sale for a short account notwithstanding your representation to the contrary, JP Morgan may buy the securities for your account and risk, and charge your account for all costs and expenses incurred by it and (b) you fail to make delivery of securities on a timely basis to enable JP Morgan to settle a sale for a long account, you shall pay to JP Morgan any losses, liability or expenses incurred by it

E. Threshold Securities. In order to enable JP Morgan to comply with its obligations under Applicable Laws, JP Morgan reserves the right to reject orders in Threshold Securities, as defined in Regulation SHO, in which JP Morgan has aged fails in such securities.

F. “Hard to Borrow” Securities. When securities that you have sold short are/or become “hard-to-borrow”, JP Morgan may make a change to any rebates that may be paid to you and/or assess a borrow fee applicable to such securities.

G. Substitute Dividend Payments. When income is paid in relation to any securities sold short on, or by reference to, an “ex-date” on which such short position remains open, JP Morgan shall debit a sum of money or property from your account equivalent to the amount necessary to enable JP Morgan to make the equivalent payment to its lender in relation to the applicable securities loan, together with such additional amounts as may be agreed by you and JP Morgan.

13. OPTIONS TRANSACTIONS. In the event you purchase or write (i.e. sell) listed options, you hereby agree and acknowledge the following: (a) all options transactions shall be subject to the constitution, rules, regulations, customs and usages of the Options Clearing Corporation and any exchange or other marketplace where executed; (b) you will not, acting either alone or in concert with others, violate the position or exercise limits of the exchanges, which limits may change from time to time; (c) you have read and understood the Options Risk Disclosure Document and Special Statement for Uncovered Writing and have determined that options trading is not unsuitable for you; and (d) you have read and understood the section of the Options Risk Disclosure Document entitled “Exercise and Assignment” and you understand that (i) with respect to any option over which the Options Clearing Corporation has control if you fail to give instructions to the contrary prior to the expiration date, of any such option, the Options Clearing Corporation will automatically exercise any such option which is in the money by a certain amount, which amount is determined by the Options Clearing Corporation in its discretion; (ii) JP Morgan shall have no responsibility to advise you when an option in your account is nearing expiration and shall bear no responsibility for any loss incurred by you arising out of the fact that an option in your account was not exercised unless you have instructed JP Morgan to exercise such option by the time established by JP Morgan; (iii) you may not receive actual notice of an exercise assignment until the week following the expiration date; (iv) exercise assignment notices for option contracts are allocated among customer short positions pursuant to a procedure that randomly selects from among all

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customer short positions, including positions established on the day of assignment, those contracts that are liable for assignment at any time; and (v) all American-style short options are liable for assignment at any time, and by contrast, European-style short options are subject to assignment only on the expiration date. A more detailed description of such random allocation procedure is available upon request. You understand that JP Morgan is required by Applicable Laws, including but not limited to FINRA Rule 2360, to obtain from you certain information regarding your investment objectives and financial situation in order to determine that options transactions are not unsuitable for you and you hereby agree to provide JP Morgan with all information required to allow JP Morgan to make such determination.

14. LIMITATION OF LIABILITY; INDEMNIFICATION.

A. Limitation of Liability. JP Morgan shall have no liability with respect to any breach of its Clearing Obligations which does not arise from its willful misfeasance, bad faith or gross negligence. Except for the following costs for which you shall be liable: (i) Default Costs as set forth in Section 7, (ii) any regulatory fines resulting from our following your instructions, (iii) all losses and expenses incurred by JP Morgan resulting from claims by your investors, shareholders, members, partners, limited partners, or other equity holders, as the case may be, involving or related to your accounts or Obligations, in each case, irrespective of whether of the foregoing are deemed consequential, incidental, special or indirect, or (iv) as otherwise expressly provided in this Agreement, neither party shall have any liability for any consequential, incidental, or any similar damages and each party hereby irrevocably and unconditionally waives any right it may have to claim or recover any such damages (even if it has informed the other party of the possibility or likelihood of such damages). The waiver in this Section 14 is an inducement to each party to enter into Activities with the other party. [JP Morgan shall automatically debit your account for Costs incurred by JP Morgan in the ordinary course of its business with customers generally. With respect to Costs incurred by JP Morgan which are of the type that are outside the ordinary course of its business with Customers, JP Morgan will not debit your accounts for such Costs until 3 days after demand has been made to you for the payment of such Costs.]

B. Indemnity. You shall indemnify and hold JP Morgan, its officers, directors, employees and agents harmless from and against, and shall pay JP Morgan on demand, any and all losses, claims, damages, liabilities, obligations, penalties, excise taxes, judgments and awards and costs incurred by JP Morgan (including costs of collection, reasonable attorneys’ fees, court costs and other expenses) in connection with, related to or arising from (a) your Obligations; (b) enforcing its rights hereunder, (c) any investigation, litigation or proceeding involving you, your accounts, any property therein (including claims to such property by third parties) or any Activity; (d) the provision of any Electronic and/or Extra Services to you or use of or access to any Electronic and/or Extra Service under a User Code assigned to an authorized user; and (e) JP Morgan acting in reliance upon instructions JP Morgan reasonably believes to be transmitted by an Authorized Person (collectively, clauses (a) through (e), (“Costs”), other than to the extent caused by JP Morgan’s gross negligence, willful misconduct or fraud of JP Morgan. For the avoidance of doubt, your indemnity for claims as described above includes claims asserted by third party brokers or dealers in connection with Clearing Transactions (including JP Morgan’s right to refuse to enter into a Clearing Transaction for you). Whether or not demand has been made, you authorize JP Morgan to debit any of your accounts for any and all such Costs.

15. AGENTS; SUB-CUSTODIANS.

A. Employment of Agents. JP Morgan may employ agents or subcontractors in the performance of its Obligations under this Agreement or in connection with any Activity. The appointment of any such agent or subcontractor pursuant to this Section 15A shall not relieve JP Morgan of any of its Obligations under this Agreement or in connection with any Activity. Notwithstanding the foregoing, no Depository shall be considered an agent or subcontractor of JP Morgan and JP Morgan shall have no liability for any loss or damage arising out of the insolvency, acts or omissions of any Depository used by it.

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B. Appointment of Sub-custodians. JP Morgan may appoint sub-custodians, including its own Affiliates, of assets held by or through JP Morgan in your accounts. JP Morgan will exercise reasonable skill, care and diligence in the selection of any such sub-custodian and will be responsible to you for satisfying itself as to the ongoing suitability of such sub-custodian to provide custodial services, will maintain an appropriate level of supervision over such sub-custodian and will make appropriate inquiries periodically to confirm that the obligations of such sub-custodian continue to be competently discharged. Anything herein to the contrary notwithstanding, JP Morgan will be liable only for loss or damage (subject to the limitations in Section 14 above) arising out of the insolvency, acts or omissions of any sub-custodian appointed by it that is an Affiliate, but shall not be liable for any such loss or damage arising out of the insolvency, acts or omissions of any sub-custodian appointed by it that is not an Affiliate, provided that JP Morgan has complied with its undertakings in the preceding sentence. Upon your request, JPMCC will provide you with a list that identifies the subcustodians selected by JP Morgan from time to time, such information may also be accessed through JPMCC’s online MORCOM Prime web-based interface (or similar system).

16. FREE CREDIT BALANCES. You authorize JP Morgan to use any free credit balance awaiting investment or reinvestment in any of your accounts in accordance with all Applicable Laws and to pay interest thereon at such rate or rates and under such conditions as are established from time to time by JP Morgan for such accounts and for the amounts of cash so used. In accordance with applicable regulations, free credit balances are carried in customers’ accounts pending, and with a view towards, reinvestment.

JP Morgan may determine not to pay interest on free credit balances representing (a) uncollected funds; (b) funds that are deposited and subsequently withdrawn prior to the expiration of the minimum time period required by JP Morgan (which currently is a minimum of one complete business day); or (c) any credit balances created or increased solely for the purpose of receiving interest thereon.

17. CONSENT TO LOAN OR PLEDGE SECURITIES. Unless prohibited by Applicable Laws, you authorize JP Morgan to borrow and/or lend either to itself or to others any Securities which constitute Margin hereunder together with all attendant rights of ownership, and to use all Margin as collateral for JP Morgan’s general loans or other obligations and with respect to repurchase transactions. All Margin, together with all attendant rights of ownership, may be pledged, repledged, sold, hypothecated or rehypothecated or become subject to repurchase transactions (collectively with any of the uses described in the preceding sentence, “Used”) either separately or in common with other property for any amounts due to JP Morgan thereon, and for a greater sum than, and for periods longer than, your Obligations, and JP Morgan shall have no obligation to retain a like amount of similar property in its possession and control. You acknowledge that, with respect to Securities Used by JP Morgan (a) in certain circumstances you may not be able to exercise voting and other attendant rights of ownership, (b) rather than a dividend you may receive a payment which will not be eligible for the preferential tax rate or treatment which may apply to dividends and (c) JP Morgan may receive and retain certain benefits (e.g. payments) to which you will not be entitled. Nothing herein shall be construed to limit JP Morgan’s Obligations to you hereunder.

18. TERMINATION; SURVIVAL; SUCCESSORS. Either party may terminate this Agreement upon 30 days’ prior written notice; provided, however, that your termination of this Agreement shall not be effective until you have fully satisfied your Obligations. The following shall survive termination of this Agreement: (a) the provisions of this Agreement with respect to Obligations, Activities, actions or failures to take action relating to, arising in or with respect to the period prior to termination of this Agreement; (b) Section 3, thereby extending the right to any lien and security interest until such time as, in the discretion of each JP Morgan Entity, security for the repayment of your Obligations is no longer required; and (c) your indemnity under Section 14. This Agreement shall extend to and be binding upon all of the parties (whether now existing or hereafter added) and their respective

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successors and permitted assigns. Declining to clear or settle a prime broker transaction or any other Clearing Transaction or declining to accept certain property as margin does not constitute a termination of this Agreement.

19. AMENDMENT. JP Morgan may modify the terms of this Agreement at any time in order to comply with Applicable Law. Otherwise, this Agreement may not be waived or modified absent a written instrument signed by an authorized representative of JP Morgan and you.

20. RESOLUTION OF DISPUTES.

A. ANY DISPUTE BETWEEN YOU AND A JP MORGAN ENTITY DIRECTLY OR INDIRECTLY BASED UPON, ARISING OUT OF, RELATING TO OR IN CONNECTION WITH JP MORGAN’S BUSINESS, ANY ACTIVITY, ANY OBLIGATION, THIS AGREEMENT, ANY CLAIM BY YOU AGAINST A JP MORGAN ENTITY OR ANY CLAIM BY A JP MORGAN ENTITY AGAINST YOU (REFERRED TO COLLECTIVELY HEREIN AS A “DISPUTE”) SHALL BE DETERMINED BY LITIGATION IN A COURT EXCEPT THAT WITH RESPECT TO DISPUTES WHICH ARE ELIGIBLE FOR ARBITRATION PURSUANT TO FINRA RULE 10101 AND/OR THE RULES OF THE NYSE, AS ADOPTED BY FINRA, YOU RETAIN THE RIGHT TO PROCEED BY OR COMPEL ARBITRATION. IF YOU CHOOSE TO PROCEED BY ARBITRATION, YOU AND JP MORGAN AGREE TO THE PROCEDURES, AND TO ABIDE BY THE REQUIREMENTS, LISTED IN SECTION 21 BELOW. SHOULD EITHER PARTY CHOOSE TO PROCEED BY LITIGATION, YOU AND JP MORGAN AGREE TO FOLLOW THE PROCEDURES, AND TO ABIDE BY THE REQUIREMENTS, LISTED IN THIS SECTION 20. IF THIS SECTION 20 OR SECTION 21 IS INCONSISTENT WITH THE PROVISIONS OF ANY OTHER AGREEMENT, THIS SECTION 20 AND SECTION 21 SHALL PREVAIL; PROVIDED, HOWEVER, IF THE DISPUTE ARISES SOLELY WITH RESPECT TO A TRANSACTION ARISING UNDER A GOVERNING AGREEMENT, YOU AND JP MORGAN AGREE TO FOLLOW THE PROCEDURES, AND ABIDE BY THE REQUIREMENTS, LISTED IN SUCH GOVERNING AGREEMENT.

B. Exclusive Jurisdiction. With respect to any application for a provisional remedy, any application for judgment on an arbitration award, and with regard to any suit, action, or other proceeding (excluding an arbitration proceeding and enforcement of a judgment or award as provided in Section 20D below) with respect to, based upon or relating to a Dispute, each party irrevocably (a) submits to the exclusive jurisdiction of the U. S. District Court for the Southern District of New York (located in New York County), or, if such court does not have jurisdiction, the Supreme Court of the State of New York, County of New York (each, the “Court,” as applicable); (b) waives any objection that it may have at any time to the laying of venue of any proceedings brought in any such Court, waives any claim that such proceedings have been brought in an inconvenient or improper forum and further waives the right to object, with respect to such proceedings, that such Court does not have any jurisdiction over such party; (c) will not commence any action or proceeding with respect to, based upon or relating to a Dispute in any other court; (d) agrees, subject, and without prejudice, to the right to arbitration in accordance with Section 21 below, that all claims with respect to, based upon or relating to any Dispute may be heard and determined in such Court; and (e) waives and agrees not to assert any claim of immunity from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to such party or its property.

C. Consent to Service of Process. Except as otherwise provided by Section 21, the parties consent to service of process or delivery of any notice with respect to, based upon or relating to any Dispute, judicial proceeding or arbitration, in each case, by personal delivery, delivery by mail, return receipt requested, delivery by a recognized overnight delivery service and by any other means authorized

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by Applicable Laws and, if applicable, by the rules governing any Dispute, judicial proceeding or arbitration, addressed, if to a JP Morgan Entity, as provided in Section 27E of this Agreement, and, if to you, to an address contained in the records of JP Morgan on which JP Morgan customarily relies.

D. Enforcement. Any judgment or award obtained with respect to a Dispute may be enforced in the courts of any jurisdiction where the party and/or any of its property may be found without re-examination of the matters previously adjudicated or determined, and each party irrevocably submits to the jurisdiction of each such court for such purpose.

E. Service of Process. You irrevocably designate and appoint the individual or entity listed below as an authorized agent to receive service of process on your behalf in connection with any Dispute, including with respect to any arbitration or other proceeding, such appointment to continue until you appoint a different authorized agent acceptable to JP Morgan. If for any reason such authorized agent is unable to act as such, you will promptly notify JP Morgan and promptly appoint an authorized agent acceptable to JP Morgan.

F. WAIVER OF JURY TRIAL. EACH OF YOU AND JP MORGAN (AND, TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF THEIR RESPECTIVE EQUITY HOLDERS AND CREDITORS) KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE AND ANY RIGHT IT MAY HAVE TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF DISPUTE, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. IN THE EVENT OF DISPUTE, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

21. ARBITRATION.

A. THE PROVISIONS OF THIS SECTION 21 ARE APPLICABLE ONLY TO ARBITRATION PROCEEDINGS ELIGIBLE FOR ARBITRATION PURSUANT TO FINRA RULE 10101 AND/OR THE RULES OF THE NYSE AS ADOPTED BY FINRA. YOU HAVE THE RIGHT TO HAVE ANY ACTION OR PROCEEDING DETERMINED BY BINDING ARBITRATION.

THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

(a) ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

(b) ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

(c) THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

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(d) THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASONS FOR THEIR AWARD UNLESS, IN AN ELIGIBLE CASE, A JOINT REQUEST FOR AN EXPLAINED DECISION HAS BEEN SUBMITTED BY ALL PARTIES TO THE PANEL AT LEAST 20 DAYS PRIOR TO THE FIRST SCHEDULED HEARING DATE.

(e) THE PANEL OF ARBITRATORS MAY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

(f) THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

(g) THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE HELD ONLY AT THE FACILITIES OF, BEFORE AN ARBITRATION PANEL APPOINTED BY, AND PURSUANT TO THE RULES OF FINRA. THE AWARD OF THE ARBITRATORS, OR OF THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

(i) THE CLASS CERTIFICATION IS DENIED; OR

(ii) THE CLASS IS DECERTIFIED; OR

(iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT.

SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

B. Provisional Remedy. Notwithstanding the provisions of paragraph A above, either party may seek, in either Court, any such temporary or provisional relief or remedy (“provisional remedy”) provided for by the laws of the United States or the laws of the State of New York as would be available in an action based upon such dispute or controversy in the absence of an agreement to arbitrate. The parties intend to have any such application for a provisional remedy decided by the Court to which it is made and that such application shall not be referred to or settled by arbitration. No such application for a provisional remedy, nor any act or conduct by either party in furtherance of or in opposition to such application, shall constitute a relinquishment or waiver of any right to have the underlying dispute or controversy with respect to which such application is made settled by arbitration in accordance with paragraph A above.

22. OTHER AGREEMENTS. The rights and remedies granted herein to each party are in addition to any other rights and remedies which arise under any Governing Agreement or Activity. Each Governing Agreement or Activity shall remain in full force and effect and shall supersede this Agreement in the event of any express inconsistencies, with the exception of Sections 3, 6, 7, 14, 20 and 21 of this Agreement, which shall supercede the provisions of any Governing Agreement in the event of any

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express inconsistencies. The provisions of this Agreement shall amend and restate and supersede any prior Institutional Account Agreement or Professional Account Agreement entered into by and between you and JP Morgan.

23. GUARANTEED ACCOUNTS. You acknowledge that, if your account is guaranteed by a third party, we are under no obligation to seek recovery under any such guarantee or from any third party. Any guarantee provided by you to any JP Morgan Entity shall continue to be effective or be reinstated (as the case may be) if at any time all or any part of any payment or interest or other performance by the obligor under such guarantee is avoided or is otherwise restored or repaid by any JP Morgan Entity.

24. ELECTRONIC AND/OR EXTRA SERVICES.

A. JP Morgan may from time to time directly or indirectly make available to or provide or arrange access to you various electronic systems and services and non-broker-dealer services (“Electronic and/or Extra Services”), including any: (a) Trading System; (b) Electronic Tools; (c) Content; (d) account or Activity Reports; and/or (e) products or services not directly related to JP Morgan’s business as a broker-dealer, including the ability to participate in JP Morgan’s purchasing programs. All or any part of the Electronic and/or Extra Services may be developed, licensed and/or provided by third- party licensors, vendors, subcontractors or other third-party sources (each, a “Source”). JP Morgan and/or any such Source, at any time, with or without notice, may monitor, modify any aspect of, limit or terminate your use or access to any or all of the Electronic and/or Extra Services.

B. In addition to the provisions herein, Electronic and/or Extra Services will also be subject to the terms of the JP Morgan Online Services Agreement and/or such other agreements that govern the use of JP Morgan’s electronic information systems and/or a separate user agreement that governs its use and the rights and responsibilities of JP Morgan and you with respect to particular Electronic and/or Extra Services.

C. You and/or one or more of your officers, directors, employees and any person(s) and/or entity(ies) which is (are) authorized to act on your behalf, and the officers, directors and employees of such person(s) and/or entity(ies) (each, an “Authorized User”) may be provided with one or more User Codes. You (a) will not, nor will you permit any other person to, remove, modify, exchange, disable, penetrate or otherwise defeat any security procedures; (b) shall restrict access to the User Codes and to the Electronic and/or Extra Services to those persons who are duly authorized to have such access on your behalf; (c) shall notify JP Morgan or the relevant Source promptly in writing in the event that (i) the authority or employment of any such Authorized User has been or is about to be terminated (in which case you will promptly return to JP Morgan any security device previously issued to the Authorized User); (ii) any User Code is lost, stolen or, the confidentiality of any User Code issued to any Authorized User has been compromised in any way; or (iii) you learn about possible or actual unauthorized access to and/or use of the Electronic and/or Extra Services; (d) are responsible for all acts or omissions that occur under any User Code issued to an Authorized User, and (e) you are responsible for ensuring that all information contained in any request for a User Code is complete and accurate.

D. You will be responsible for all orders, instructions and transactions that are identified by any of the Electronic and/or Extra Services as coming from an Authorized User, and all consequences thereof, whether entered by authorized or unauthorized personnel or by any other person. Furthermore, any agreement, consent or assent communicated through access to the Electronic and/or Extra Services under a User Code issued to one of your Authorized Users will be deemed to be your duly signed writing, sufficient to bind you thereto.

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E. Content. JP Morgan obtains certain Content (including Content contained or reflected in an Activity Report) from Sources JP Morgan believes to be reliable. The accuracy, completeness, timeliness or correct sequencing of the Content cannot be guaranteed by either JP Morgan or any Source. Neither JP Morgan nor any Source will be liable for the accuracy of, or availability of, such Content or will have any duty to verify, correct, complete or update any Content.

F. You will permit only specifically authorized personnel to use a Trading System for the purpose of entering orders. Prior to any use of a Trading System, you agree to implement internal control and supervisory procedures with regard to any Trading System that will at a minimum incorporate the following features: (a) controls that limit use of the system to authorized persons/parties; (b) checks for validation of order accuracy; (c) established limits and/or order prohibitors, to prevent orders exceeding preset credit and order size parameters from being transmitted for execution; and (d) controls that monitor for duplication/retransmission of orders, previously transmitted for execution.

G. NO WARRANTY; NO CONSEQUENTIAL DAMAGES. EACH JP MORGAN ENTITY AND ITS SUCCESSORS AND ASSIGNS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (COLLECTIVELY, “JP MORGAN PERSONS”) AND THE SOURCES EXPRESSLY DISCLAIM ANY AND ALL WARRANTIES, GUARANTIES, CONDITIONS, COVENANTS AND REPRESENTATIONS RELATING TO ANY ELECTRONIC AND/OR EXTRA SERVICE, INCLUDING ANY RELATED TO MERCHANTABILITY, QUALITY, ACCURACY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, TIMELINESS, CURRENCY, ABSENCE OF VIRUSES OR DAMAGING OR DISABLING CODE, AND ANY WARRANTIES OR REPRESENTATIONS (1) THAT ANY ELECTRONIC AND/OR EXTRA SERVICE OR ACCESS TO ANY PORTION OF IT WILL BE UNINTERRUPTED OR ERROR-FREE, OR (2) THAT DEFECTS IN SUCH ELECTRONIC AND/OR EXTRA SERVICES WILL BE CORRECTABLE OR CORRECTED. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NO JP MORGAN PERSON OR SOURCE WILL BE LIABLE FOR ANY LOSS, COST, CLAIM OR DAMAGE (INCLUDING DIRECT, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOST PROFITS) ARISING OUT OF OR OTHERWISE RELATING TO ANY ELECTRONIC AND/OR EXTRA SERVICES OR THE USE OR ACCESS TO OR UNAVAILABILITY OF ANY OF THE SAME.

H. Notwithstanding any tools or support JP Morgan provides to you, you have sole responsibility for, and will ensure, your compliance with any and all Applicable Laws that may apply to (a) your use of any of the Electronic and/or Extra Services, and (b) any transaction executed through, or order or instruction communicated using, any of the Electronic and/or Extra Services or otherwise.

I. You shall not directly or indirectly: (a) reverse engineer (e.g., decompile, disassemble, reverse compile, reverse assemble, or reverse translate) any Electronic Tool or use any means to discover the source code of or trade secrets in any Electronic Tool or (b) otherwise circumvent any technological measure that controls access to any Electronic Tool.

J. Consent to Electronic Delivery. You consent to electronic delivery of all documents that may be required to be delivered to you, including prospectuses, confirmations and/or account statements. Such electronic delivery may be effected by file transfer and/or by delivery to the electronic mail address you provide to JP Morgan. JP Morgan shall deliver all such files by secure FTP or electronic mail or by any other means agreed to by the parties in writing.

25. MUTUAL FUND TRANSACTIONS. In the event you engage in mutual fund transactions, you hereby agree and acknowledge that JP Morgan shall process orders for the purchase or redemption of mutual fund shares provided that (a) JP Morgan receives the orders from you by the earlier of 4:00 p.m. on such day or such other time as determined by JP Morgan or required by Applicable Laws or the applicable mutual fund’s prospectus and (b) the applicable mutual fund has accepted the order for

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processing on that day. Orders that are accepted by the applicable mutual fund shall be priced by such mutual fund at the applicable net asset value of the mutual fund shares as computed by the mutual fund that same day for such transactions.

26. DEBIT BALANCES/TRUTH-IN-LENDING. You acknowledge receipt of JP Morgan’s Truth-in-Lending disclosure statement or any analogous disclosure statement. You understand that interest will be charged on any debit balances in your accounts in accordance with the methods described in such statement or in any amendment thereof or revision thereto which may be provided to you or at the rate provided for in Section 7, if higher and not prohibited by Applicable Laws. Any debit balance that is not paid at the close of an interest period will be added to the opening balance for the next interest period.

27. MISCELLANEOUS.

A. USA Patriot Act. JP Morgan is committed to complying with U.S. statutory and regulatory requirements designed to combat money laundering and terrorist financing. The USA PATRIOT Act of 2001 requires that all financial institutions obtain certain identification documents or other information in order to comply with their customer identification procedures. Until you provide the required information or documents, JP Morgan may not be able to open or maintain accounts or effect any transactions for you.

B. Impartial Lottery Allocation. In the event JP Morgan holds on your behalf bonds or preferred stocks in street name or bearer form which arc callable in part, you agree that you will participate in the impartial lottery allocation system of the called securities in accordance with the rules of the NYSE, or if not applicable, any other appropriate self-regulatory organization. When any such call is favorable, no allocation will be made to any account with respect to which JP Morgan has actual knowledge that its officers, directors or employees have any financial interest until all other customers are satisfied on an impartial lottery basis.

C. No Waiver. Neither JP Morgan’s nor your failure to insist at any time upon strict compliance with this Agreement or with any of the terms hereof, nor any continued course of such conduct on its part, shall constitute or be considered a waiver by JP Morgan or you of any of their rights or privileges hereunder. For the avoidance of doubt, JP Morgan may provide notices to you that it is not required to provide to you and may refrain from making Margin calls or otherwise insisting on strict performance of your Obligations, and you acknowledge and agree that no such conduct shall constitute, or be relied upon by you as constituting, a waiver of JP Morgan’s rights to strict performance of all agreements with you or as imposing any obligation on JP Morgan not contained in any agreement with you. No demands, calls, tenders or notices that JP Morgan may have made or given in the past in any one or more instances shall constitute a requirement that JP Morgan make or give the same in the future.

D. Assignment. Any assignment of your rights and Obligations without obtaining the prior written consent of an authorized representative of JP Morgan shall be null and void. Each JP Morgan Entity shall have the right to assign any of its rights and Obligations to any other JP Morgan Entity without prior notice to you; provided, however, that if you object within five days of notice (which notice need not precede the transfer), the transferring JP Morgan Entity shall remain obligated for any performance default by the transferee JP Morgan Entity.

E. Notices. Any notices, demands, or other communications from you to JP Morgan under this Agreement shall be written, addressed to JP Morgan, 383 Madison Avenue, New York, New York 10179, Attention: Chief Legal Officer, or such other address of which we give you written notice and shall be effective upon actual receipt by JP Morgan at such address. JP Morgan may accept signatures on facsimiles as if they were originals.

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Unless otherwise specifically provided in this Agreement, notices to you shall be deemed received by you when (a) any of the following occur: (i) JP Morgan receives acknowledgement that a notice sent to you by certified mail, return receipt requested, has been delivered to Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004, (ii) JP Morgan receives acknowledgement from an overnight courier or other third party service provider that such notice has been delivered to such address, (iii) such notice is conveyed by telephone or in person to any of the persons listed below,

Name	Office Telephone Number	Other Telephone Number

Thomas M. McGeehan, CFO and Executive Vice President	610-660-3676	610-664-1500

James G. Genghini, Assistant Vice President and Assistant Controller	610-660-6897	610-664-1500

Cynthia Y. Valko, CEO	610-660-6824	610-664-1500

Stephen W. Ries, Senior Corporate Counsel	610-668-3270	610-664-1500

or (iv) JP Morgan has received electronic confirmation that such notice has been successfully transmitted by facsimile to 610-668-3385, or 610-660-8887, or (b) any two of the following occur: (i) JP Morgan has attempted to place a telephone call to all persons listed in the chart in clause (a)(iii) above, at each telephone number listed opposite such persons’ name, even if JP Morgan does not reach any such persons for any reason, including but not limited to, the fact that the calls placed where not answered, a “busy” signal is received for the call and/or the person called is not available to answer the call, (ii) JP Morgan has attempted to communicate such notice three times via facsimile to each of the numbers listed in clause (a)(iv) above even if JP Morgan is unsuccessful in transmitting such facsimile, and (iii) JP Morgan has attempted to communicate such notice to you by electronic mail via each of the electronic mail addresses listed below:

tmgeehan@global-indemnity.com;

jgenghini@global-indemnity.com;

cvalko@global-indemnity.com;

sries@global-indemnity.com,

provided, that any contact information set forth in this paragraph, including, your business address, the list of persons to be contacted, such persons’ telephone numbers, your facsimile number, and the list of e-mail addresses to which notice should be sent, shall automatically be amended two business days after receipt by JP Morgan of your request to amend such information.

Receipt of a facsimile copy of any writing delivered in connection with the transactions contemplated hereby shall have the same force and effect as receipt of the original copy thereof.

F. Force Majeure. In no event shall JP Morgan be liable for (a) any cost, damages or delay caused, directly or indirectly, by war, acts of terrorism, riots, civil commotion, strikes, labor disputes, government acts, laws or regulations, exchange or market rulings, suspension of trading, embargoes, natural disasters, electrical failures, telephone communication line failures, computer failures, unavailability of the Federal Reserve Bank wire or telex or otherwise or communication facility or otherwise or any other cause of contingency to the extent beyond JP Morgan’s control that may prevent or

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delay the performance of any JP Morgan’s Obligations (an “Extraordinary Event”); or (b) any damages caused, directly or indirectly, by your executing broker, by erroneous information received from you or by your failure to deliver instructions, including a failure which results in a lack of position or a failure to exercise rights on your behalf. In the event of an Extraordinary Event that may prevent or delay the performance of any of JP Morgan’s Obligations, the performance of JP Morgan’s Obligations shall be excused for the period of the delay and JP Morgan will in no event be liable for any loss, liability, damage, claim, cost or expense (including fees and expenses of legal counsel) arising from such delay or non-performance.

G. Credit Information and Investigation; Sharing of Information. You authorize JP Morgan and, if applicable, your broker, in its or their discretion, to make and obtain reports concerning your credit standing and business conduct. You may make a written request within a reasonable period of time for a description of the nature and scope of the reports made or sharing of information obtained by JP Morgan among JP Morgan Entities. You acknowledge that JP Morgan Entities share many computer systems and employees, and also share information concerning their respecting customers for the purpose of monitoring and approving credit, legal, regulatory and underwriting exposures and administration of the customer’s accounts with and transactions with or through any JP Morgan Entities. Such information will be treated by each JP Morgan Entity pursuant to its policies and procedures designed to protect the confidentiality and security of customer information and to ensure that such information is used only in a manner that is consistent with Applicable Laws.

H. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to any choice of law rules that would result in the application of the law of any other jurisdiction.

I. Severability. If any provision hereof is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with any such law, rule or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

J. Headings. The headings of the provisions hereof are for descriptive purposes only and shall not modify or qualify any of the rights or obligations set forth in such provisions.

K. Construction. References to times in this Agreement are to the prevailing time in New York City. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless otherwise expressly provided, any time JP Morgan is authorized or entitled to take any action, refrain from taking any action or make any determination, it may do so in its sole discretion, exercised in good faith. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

L. Recording. For the protection of the parties, and as a way of correcting misunderstandings, you authorize JP Morgan, at its discretion and without prior notice to you, to monitor and/or record any or all telephone conversations between you and any of JP Morgan’s employees or agents which may be used in connection with any dispute between the parties or in any other way related to this Agreement.

M. Right to Decline or Set Limits on Activities. Nothing in this Agreement obligates JP Morgan to enter into any Activity with you, notwithstanding past practice or market custom. Rather, JP Morgan may (a) decline to execute, clear or settle any Clearing Transaction and (b) decline to enter into, execute, extend, renew or “roll over” any Activity, including any Activity done on an “open” or “demand” basis. Such a declination, in and of itself, shall not operate as a termination of this Agreement. JP Morgan may, at any time, place a limit (expressed in dollars, positions, or number of units) on the size of transactions that JP Morgan will accept for execution, clearance and/or settlement. JP Morgan may by

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notice to you, which may be provided orally, require you immediately to liquidate or otherwise reduce, reverse or hedge a position, account or Activity to reduce the amount of your Obligations or JP Morgan’s obligations to third parties or otherwise mitigate risk, and you hereby authorize JP Morgan to take such action on your behalf for your account and risk if you fail to comply with JP Morgan’s request.

N. Performance. Each Activity has been entered into in consideration of each other Activity and, unless otherwise determined by JP Morgan, (a) your performance of each and every one of your Obligations when due is a condition precedent to JP Morgan’s performance of its Obligations to you and (b) the Obligation of each JP Morgan Entity to you shall be suspended and shall not mature until you have paid and performed in full all of your Obligations when due to each JP Morgan Entity; provided, however, that Activities shall not be merged.

O. Marshalling of Assets. You waive marshalling of assets and any similar doctrine dealing with the application of collateral. Subject to the terms of this Agreement, Margin may be utilized or applied by JP Morgan Entities as they determine.

P. Repurchase Agreements. Nothing contained in this Agreement shall be construed to affect the validity of the characterization of an Activity under any repurchase agreement between JP Morgan and you as a purchase and sale.

Q. Netting Contract. It is understood that this Agreement constitutes a “netting contract” and each payment entitlement and payment obligation under any Activity hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

R. Documentation. You will provide us with any necessary documentation (including prospectuses and opinions) in order to satisfy legal transfer requirements, in accordance with Applicable Laws.

S. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same agreement.

T. Facsimiles. Either party may accept facsimile or .pdf copies of this or any other document or instruction as if it were the original and may accept signatures on facsimiles or .pdfs as if they were originals.

[Signature page follows]

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BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE THAT:

THE SECURITIES IN YOUR MARGIN ACCOUNTS AND ANY SECURITIES FOR WHICH YOU HAVE NOT FULLY PAID, TOGETHER WITH ALL ATTENDANT OWNERSHIP RIGHTS, MAY BE USED BY JP MORGAN AS MORE SPECIFICALLY SET FORTH IN SECTION 17 ABOVE; AND

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT SECTIONS 20 AND 21 WHICH SECTIONS START ON PAGES 16 AND 17.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amended and Restated Institutional Account Agreement to be duly executed and delivered as of the date first above written. Parties organized under the laws of the Cayman Islands hereby execute this Amended and Restated Institutional Account Agreement as a deed.

Global Indemnity Group, Inc.	J.P. MORGAN CLEARING CORP.
Name of Accountholder

J.P. MORGAN SECURITIES LLC

JPMORGAN CHASE BANK, N.A.

J.P. MORGAN SECURITIES PLC

J.P. MORGAN SECURITIES (ASIA PACIFIC) LIMITED

J.P. MORGAN SECURITIES ASIA PRIVATE LIMITED

J.P. MORGAN SECURITIES AUSTRALIA LIMITED

J.P. MORGAN SECURITIES JAPAN CO., LTD

J.P. MORGAN PRIME NOMINEES LIMITED

J.P. MORGAN MARKETS LIMITED

By:
Thomas M. McGeehan	By:
Name and Title of Authorized Agent		Teresa Heitsenrether Managing Director
Executive Vice President & Chief Financial Officer

For JP Morgan Use Only (10-01-2012) Form # 0000

¡ 000    SEC Disc    ¡ 000 W-8     ¡ 000 IAA

SUPPLEMENT TO INSTITUTIONAL ACCOUNT AGREEMENT

REGARDING FIXED INCOME CLEARING TRANSACTIONS

[Reserved]

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SUPPLEMENT TO INSTITUTIONAL ACCOUNT AGREEMENT

REGARDING PRIME BROKERAGE SERVICES

The terms and conditions hereof (this “Supplement”) shall supplement, part of, and be subject to, the Amended and Restated Institutional Account Agreement (the “IAA”) to which it is attached. This Supplement sets forth additional terms and conditions under which JP Morgan will provide prime brokerage services for your accounts that are serviced by the Global Clearance Services Department. Notwithstanding the foregoing or anything else contained in this Supplement, this Supplement shall not apply to Activities that constitute clearance services to you for transactions executed away from JP Morgan involving securities that are processed and cleared through your accounts that are serviced by the Fixed Income Clearance Services Department (“Fixed Income Clearing Transactions”). In the event of any uncertainty or dispute, JP Morgan shall determine whether a transaction is a Fixed Income Clearing Transaction. Each transaction hereunder shall be deemed both a “Clearing Transaction” and an “Activity”, as defined in the IAA. All defined terms in the IAA shall have the same meanings herein as they have in the IAA. The prime brokerage services hereunder shall be provided in a manner not inconsistent with the no-action letter dated January 25, 1994 issued by the Division of Market Regulation of the Securities and Exchange Commission (the “SEC Letter”), as amended or supplemented.

1. Prior to the commencement of any prime brokerage activity, JP Morgan will enter into an agreement with the executing broker you have designated which will set forth the terms and conditions under which your executing broker will be authorized to accept orders from you for settlement by JP Morgan (each, a “PB Agreement”). Thereafter JP Morgan will enter into PB Agreements with any additional executing brokers you designate to it from time to time. JP Morgan will accept for clearance and settlement trades executed on your behalf by your executing broker with which it has executed a PB Agreement with respect to you. On the day following each transaction, JP Morgan will send you a notification of each trade placed with your executing broker based upon the information provided by you. This notification contains some but not all of the information required to appear in a confirmation. Your executing broker is responsible for delivering to you a confirmation of each trade executed and settled on your behalf.

2. JP Morgan may become obligated to settle trades executed on your behalf by your executing broker and reported to JP Morgan by you and your executing broker provided that you have reported to JP Morgan promptly upon execution of the trade, but in no event later than 5:30 p.m. (New York time) on the trade date, or by such other time as JP Morgan may advise you, all the details of such trades including the contract amount, the security involved, the number of shares or the number of units and whether the transaction was a long, or a short sale or a purchase, and further provided that JP Morgan has not “DK’d” (“indicated it does not know”) or has not subsequently disaffirmed such trades. If JP Morgan becomes obligated to settle a trade, you shall be responsible and liable to JP Morgan for making the settlement payment (including the delivery of applicable securities) with respect to each such trade. If JP Morgan determines not to settle a trade, JP Morgan shall send you a cancellation notification to offset the notification sent to you under Section 1 whereupon you shall be solely responsible and liable to your executing broker for settling such trade and JP Morgan shall not have settlement responsibility for such trade. In addition, JP Morgan may be required to cease providing prime brokerage services to you in accordance with the PB Agreement.

3. If (i) (A) an Act of Insolvency occurs in respect of your executing broker, (B) your executing broker’s registration is terminated or it ceases to do business as a broker-dealer, or (C) your executing broker fails, refuses or is unable, for any reason or for no reason, to settle a trade, and (ii) JP Morgan agrees to settle any trades executed on your behalf by such executing broker, regardless whether JP Morgan did not DK and did not disaffirm such trades, then you shall be solely responsible, and liable to JP Morgan, for any losses, costs or expenses arising out of or incurred in connection with JP Morgan’s agreement to settle such trades.

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1

4. You shall maintain in your account with JP Morgan such minimum net equity in cash or securities as JP Morgan may require, from time to time (the “JP Morgan Net Equity Requirement”), which shall in no event be less than the minimum net equity required by the SEC Letter (the “SEC Net Equity Requirements”). In the event your account falls below the SEC Net Equity Requirements, you hereby authorize JP Morgan to notify promptly all executing brokers with whom it has a PB Agreement on your behalf of such event. Moreover, if you fail to restore your account to compliance with the SEC Net Equity Requirements within the time specified in the SEC Letter, JP Morgan shall: (i) notify all such executing brokers that JP Morgan is no longer acting as your prime broker and (ii) “DK” all prime brokerage transactions on your behalf with trade date after the business day on which such notification was sent In the event either: (i) your account falls below the JP Morgan Net Equity Requirements, (ii) JP Morgan determines that there would not be enough cash in your account to settle such transactions or that a maintenance margin call may be required as a result of settling such transactions, or (iii) JP Morgan determines that the continuation of prime brokerage services to you presents an unacceptable risk to JP Morgan taking into consideration all the facts and circumstances, JP Morgan may disaffirm all your prime brokerage transactions and/or cease to act as your prime broker.

5. If you have instructed your executing broker to send confirmations to you in care of JP Morgan, as your prime broker, the confirmation sent by such executing broker is available to you promptly from JP Morgan, at no additional charge.

6. If your account is managed on a discretionary basis, you hereby acknowledge that your prime brokerage transactions may be aggregated with those of other accounts of your advisor, according to your advisor’s instructions, for execution by your executing brokers in a single bulk trade and for settlement in bulk by JP Morgan. You hereby authorize JP Morgan to disclose your name, address and tax ID number to your executing brokers. In the event any trade is disaffirmed, as soon as practicable thereafter, JP Morgan shall supply your executing brokers with the allocation of the bulk trade, based upon information provided by your advisor.

Global Indemnity Group. Inc.
Name of Accountholder
By:

Name and Title:	Thomas M. McGeehan	Executive Vice President & Chief Financial Officer
Date:	June 7, 2013

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LIQUID SHARES NOTICE TERMS AND CONDITIONS

These terms and conditions apply to any locate notice that we issue to you (or to an investment manager or other agent acting on your behalf) in relation to liquid shares being shares to which EU Regulation No 236/2012 on short selling and certain aspects of credit default swaps (the “Regulation”) applies and which meet the liquidity requirement established in Article 22 of EU Regulation No 1287/2006, or are included in the main national equity index as identified by the relevant competent authority of a member state and are the underlying financial instrument for a derivative contract admitted to trading on a trading venue (as contemplated under Article 6(4) of Commission Implementing Regulation (EU) No 827/2012) (“Shares”) (each such notice a “Liquid Shares Notice”).

These terms and conditions are supplemental to the Amended and Restated Institutional Account Agreement entered into between you and us (the “IAA”). To the extent that there is a conflict between these terms and conditions and the terms and conditions of the IAA, these terms and conditions shall prevail. Words and expressions defined in the IAA have the same meanings in these terms.

Confirmation: If we issue a Liquid Shares Notice to you or to an investment manager or other agent acting on your behalf, this will be confirmation by us that (subject to these terms and conditions): (i) we consider that we can make Shares of the description and up to the maximum number specified in the Liquid Shares Notice (the “Maximum Number”) available to you for settlement in due time (being the standard settlement time for the relevant Shares following the time of the trade) taking into account the amount of the Shares specified in the Liquid Shares Notice and market conditions; and (ii) such Shares are easy to borrow or purchase in the relevant quantity taking into account market conditions and other information available to us on the supply of such Shares. If we issue a Liquid Shares Notice to an investment manager or other agent acting on your behalf and on behalf of another party or parties, the aggregate number of Shares that we consider we can make available for settlement to all parties for whom such investment manager or other agent is acting will be equal to the Maximum Number of Shares.

No Commitment: The Liquid Shares Notice represents our assessment of our ability to make Shares available to you for settlement and is not an undertaking to lend or otherwise procure the transfer of Shares to you.

Duration: Our confirmation will be valid in respect of sales of Shares entered into at or prior to the close of business on the date of the relevant Liquid Shares Notice in the market within the European Economic Area on which the Shares specified in the Liquid Shares Notice are admitted to trading (or such other time as is specified in the Liquid Shares Notice).

Liability: Our liability to you under these terms and conditions shall be subject to the provisions of the IAA including but not limited to any limitation of liability and force majeure provisions.

No Representation: It is your sole responsibility to ensure your compliance with the requirements of the Regulation. We accept no obligation or liability in this regard, and make no representation as to the compliance of any arrangements with the requirements of the Regulation.

Confirmation: Without prejudice to the paragraph above, we confirm that as part of our business we participate in the borrowing and purchasing of Shares.

(v.1) Form # 6478 01091	JPMCC Standard Form Liquid Shares Notice Terms and Conditions Annex to Institutional Account Agreement 2012-11-01

ILLIQUID SHARES NOTICE TERMS AND CONDITIONS

These terms and conditions apply to any locate notice that we issue to you (or to an investment manager or other agent acting on your behalf) in relation to illiquid shares being shares to which EU Regulation No 236/2012 on short selling and certain aspects of credit default swaps (the “Regulation”) applies and which neither meet the liquidity requirement established in Article 22 of EU Regulation No 1287/2006 nor are included in the main national equity index as identified by the relevant competent authority of a member state and are the underlying financial instrument for a derivative contract admitted to trading on a trading venue (as contemplated under Article 6(4) of Commission Implementing Regulation (EU) No 827/2012)) (“Shares”) (each such notice an “Illiquid Shares Notice”).

These terms and conditions are supplemental to the Amended and Restated Institutional Account Agreement entered into between you and us (the “IAA”). To the extent that there is a conflict between these terms and conditions and the terms and conditions of the IAA, these terms and conditions shall prevail. Words and expressions defined in the IAA have the same meanings in these terms and conditions.

Commitment: If we issue an Illiquid Shares Notice to you or to an investment manager or other agent acting on your behalf, this will be a commitment by us to lend or otherwise transfer to you or to your order Shares of the description and up to the maximum number specified in the Illiquid Shares Notice (the “Maximum Number”). subject to the terms set out below and the terms of the IAA. If we issue an Illiquid Shares Notice to an investment manager or other agent acting on your behalf and on behalf of another party or parties, the maximum aggregate amount of our commitment to all parties for whom such investment manager or other agent is acting will be equal to the Maximum Number of Shares.

Duration and undertaking: Our commitment will be valid in respect of sales of Shares entered into at or prior to the close of business on the date of the relevant Illiquid Shares Notice in the market within the European Economic Area on which the Shares specified in the Illiquid Shares Notice are admitted to trading (or such other time as is specified in the Illiquid Shares Notice) (the “Cut-off Time”). Provided that you have, or an investment manager or other agent acting on your behalf has, submitted to us before 7:00 p.m. (New York time) (or such other time as is specified in the Illiquid Shares Notice) (the “Trade File Cut-off Time”) a trade file specifying the relevant sale transactions (the “Trade File”), we undertake (subject to these terms and conditions and the terms of the IAA) to lend or otherwise transfer to you or to your order Shares of the description specified in the Illiquid Shares Notice in a number (the “Actual Number”) equal to the lesser of (i) the number of such Shares specified in the Illiquid Shares Notice and (ii) the number of such Shares specified in the Trade File, for settlement at such time as is specified in the Trade File (being no earlier than the standard settlement time for the relevant Shares following the time of the trade). If the Trade File is submitted by an investment manager or other agent acting on your behalf and on behalf of another party or parties, the aggregate number of Shares that we undertake to lend or otherwise transfer to all parties for whom such investment manager or other agent is acting will be equal to the Actual Number of Shares.

Following the Trade File Cut-off Time we will have no further commitment to you in respect of any Shares other than those specified in the Trade File.

Revocation or amendment: We may at any time by notice to you revoke or reduce our commitment or specify a different Cut-off Time. Such notice will not affect our commitment to lend or otherwise transfer to you in accordance with these terms and conditions any Shares specified in the Illiquid Shares Notice that you have sold before such notice is given and that are specified in a Trade File submitted to us (whether before or after your receipt of such notice) before the Trade File Cut-off Time.

Terms: The fee or rate payable in respect of the loan or other provision of Shares will be as notified to or agreed with you (or an investment manager or other agent acting on your behalf).

(v.1) Form # 5477 01092	JPMCC Standard Form Illiquid Shares Notice Terms and Conditions Annex to Institutional Account Agreement 2012-11-01

Conditions: Our obligation to lend or otherwise transfer Shares to you in accordance with these terms and conditions is conditional on (i) your continued compliance in all material respects with the terms of the IAA, including but not limited to your maintaining, providing or making available to us such amount of eligible margin or collateral in respect of the loan or other provision of Shares (together with your other obligations) as is required under the IAA and any related documentation; and (ii) no event permitting us to terminate the IAA without notice (“event of default”) or event which, upon the expiry of time or our determination in accordance with the provisions of the IAA, would be an event of default having occurred.

Liability: Our liability for any failure to lend or otherwise transfer Shares to you in accordance with these terms and conditions shall be subject to the provisions of the IAA including but not limited to any limitation of liability and force majeure provisions, provided that any force majeure provisions shall operate to exclude our liability for any such failure rather than to terminate our obligation to lend or otherwise transfer Shares to you but without prejudice to our ability to rely on any right under the IAA to be indemnified by you.

No representation: It is your sole responsibility to ensure your compliance with the requirements of the Regulation. We accept no obligation or liability in this regard, and make no representation as to the compliance of any arrangements with the requirements of the Regulation.

Acceptance: By making a request to us for a commitment in relation to Shares pursuant to these terms and conditions you will be deemed to accept these terms and conditions.

(v.1) Form # 5477 01092	Page 2	JPMCC Standard Form Illiquid Shares Notice Terms and Conditions Annex to Institutional Account Agreement 2012-11-01

STANDARD SOVEREIGN DEBT NOTICE TERMS AND CONDITIONS

These terms and conditions apply to any locate notice that we issue to you (or to an investment manager or other agent acting on your behalf) in relation to sovereign debt instruments to which EU Regulation No. 236/2012 on short selling and certain aspects of credit default swaps (the “Regulation”) applies (“Sovereign Debt”) (each such notice a “Standard Sovereign Debt Notice”).

These terms and conditions are supplemental to the Amended and Restated Institutional Account Agreement entered into between you and us (the “IAA”). To the extent that there is a conflict between these terms and conditions and the terms and conditions of the IAA, these terms and conditions shall prevail. Words and expressions defined in the IAA have the same meaning in these terms.

Confirmation: If we issue a Standard Sovereign Debt Notice to you (or to an investment manager or other agent acting on your behalf), this will be confirmation by us that (subject to these terms and conditions) we consider that we can make Sovereign Debt of the description and up to the maximum amount specified in the Standard Sovereign Debt Notice (the “Maximum Amount”) available to you for settlement in due time (being the standard settlement time for the relevant Sovereign Debt following the time of the trade) taking into account the amount of the Sovereign Debt specified in the Standard Sovereign Debt Notice and market conditions. If we issue a Standard Sovereign Debt Notice to an investment manager or other agent acting on your behalf and on behalf of another party or parties, the aggregate amount of Sovereign Debt that we consider we can make available for settlement to all parties for whom such investment manager or other agent is acting will be equal to the Maximum Amount of Sovereign Debt.

No Commitment: The Standard Sovereign Debt Notice represents our assessment of our ability to make Sovereign Debt available to you for settlement and is not an undertaking to lend or otherwise procure the transfer of Sovereign Debt to you.

Duration: Our confirmation will be valid in respect of sales of Sovereign Debt entered into at or prior to the close of business on the date of the relevant Standard Sovereign Debt Notice (or such other time as is specified in the Standard Sovereign Debt Notice).

Liability: Our liability to you under these terms and conditions shall be subject to the provisions of the IAA including but not limited to any limitation of liability and force majeure provisions.

No Representation: It is your sole responsibility to ensure your compliance with the requirements of the Regulation. We accept no obligation or liability in this regard, and make no representation as to the compliance of any arrangements with the requirements of the Regulation.

Confirmation: Without prejudice to the paragraph above, we confirm that as part of our business we participate in the borrowing and purchasing of Sovereign Debt.

(v.1) Form # 5478 01093	JPMCC Standard Form Standard Sovereign Debt Notice Terms and Conditions Annex to Institutional Account Agreement 2012-11-01